Exhibit 3.174
ARTICLES OF INCORPORATION OF “ATLAS TRANSPORT”
1.	THE NAME OF THIS CORPORATION IS “ATLAS TRANSPORT, INC”

2.	THE PURPOSES FOR WHICH THIS CORPORATION IS FORMED ARE:
(A)	THE SPECIFIC BUSINESS IN WHICH THIS CORPORATION PROPOSES TO PRIMARILY ENGAGE IS THE BUSINESS OF MOTOR TRUCKING ALSO KNOWN AS TRUCK FREIGHT.
3.	THE COUNTY IN THE STATE OF CALIFORNIA WHERE THE PRINCIPAL OFFICE FOR THE TRANSACTION OF BUSINESS IS TO BE LOCATED IN LOS ANGELES COUNTY.

4.	THE CORPORATION IS AUTHORIZED TO ISSUE ONLY ONE CLASS OF STOCK.
(A)	THE TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED IS ONE THOUSAND SHARES.

(B)	ALL SHARES OF STOCK ARE TO BE WITHOUT PAR VALUE.
5.	EACH SHAREHOLDER OR SUBSCRIBER TO THE SHARES OF THIS CORPORATION SHALL BE ENTITLED TO FULL PRE-EMPTIVE OR PREFERENTIAL RIGHTS, TO PURCHASE AND/OR SUBSCRIBE FOR HIS OR HER PROPORTIONATE PART OF ANY SHARES WHICH MAY AT ANY TIME BE ISSUED BY THIS CORPORATION.

6.	THE NUMBER OF DIRECTORS OF THIS CORPORATION SHALL BE THREE IN NUMBER. THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE APPOINTED TO ACT AS THE FIRST DIRECTORS OF THIS CORPORATION ARE:

AUDREY R. CASPARY 9209 DORRINGTON PLACE, ARLETA, CALIFORNIA, 91332

HERBERT J. CASPARY, 9209 DORRINGTON PLACE, ARLETA, CALIFORNIA, 91332

CHARLES P. CASPARY, 9209 DORRINGTON PLACE, ARLETA, CALIFORNIA, 91332
IN WITNESS THEREOF, FOR THE PURPOSE OF FORMING THIS CORPORATION UNDER THE LAWS OF THE STATE OF CALIFORNIA, WE, THE UNDERSIGNED, CONSTITUTING THE INCORPORATORS OF THIS CORPORATION, INCLUDING THE PERSONS NAMED HEREINAFTER AS THE FIRST DIRECTORS OF THIS CORPORATION, HAVE EXECUTED THESE ARTICLES OF INCORPORATION THIS 13TH DAY OF AUGUST, 1964.
ENDORSED
FILED
In the office of the Secretory [ILLEGIBLE]
of the State of California
AUG 21 1964
FRANK M. JORDAN, Secretary of State
By JAMES E. HARRIS
Deputy

/s/ AUDREY R. CASPARY
AUDREY R. CASPARY

/s/ CHARLES P. CASPARY CHARLES P. CASPARY

/s/ HERBERT J. CASPARY
HERBERT J. CASPARY
STATE OF CALIFORNIA
COUNTY OF LOS ANGELES
ON AUGUST 13TH,1964, BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID COUNTY AND STATE, PERSONALLY APPEARED AUDREY R. CASPARY, CHARLES P. CASPARY AND HERBERT J. CASPARY, KNOWN TO ME TO BE THE PERSONS WHOSE NAMES ARE SUBSCRIBED TO THE WITHIN INSTRUMENT, AND SEVERALLY ACKNOWLEDGED TO ME THAT THEY EXECUTED THE SAME. WITNESS MY HAND AND OFFICIAL SEAL.

SEAL	Rahutd Kiddao
My Commission Expires October 31, 1965